Exhibit 23.02

[Chisholm, Bierwolf & Nilson, LLC logo]	533 West 2600 South, Suite 250
Bountiful, Utah 84010
Phone: (801) 292-8756
Fax: (801) 292-8809

CONSENT OF INDEPENDENT AUDITORS

                We hereby consent to the use of our report dated April 7, 2005, with respect to the consolidated financial statements included in the filing of the Registration Statements (Form SB-2) of Apollo Resources International, Inc. for the fiscal year ended December 31, 2004.

/s/ Chisholm, Bierwolf & Nilson, LLC

Chisholm, Bierwolf & Nilson, LLC

Bountiful, UT

June 30, 2005

A Member of the AICPA, UACPA and Registered with the PCAOB